Exhibit 99.2

Transcript

00:00:00:01 - 00:09:45:03

Urmee Khan

Rezolve is new mobile technology, which is fundamentally changing the way that consumers and retailers interact with each other. We do this through what we call triggers result triggers work. By waking up your phone to interact with engagements, you can now scan a physical advert or poster for instant purchase of goods or services Another example is embedding audio on a radio TV advert which can trigger your phone for instant interaction.

These are just two of many triggers that a merchant can now enable. Location based engagements are also very popular using beacons or geo zones to trigger personalized offers and events. Rezolve empowers merchants to restore the historic link between the buyer and the seller.

00:00:45:03 - 00:01:59:19

Stephen Herbert

We at our Armada Acquisition Corp. are very excited to introduce you all today. To Rezolve a UK based company that, among other things, has created transfer what we believe is transformational mobile engagement technology for the marketplace.

This technology, among other things, reduces friction with consumers in the mobile purchasing process. When we went public with Armada and spoke with our investors, there were several very important investment criteria that we put forth A few of them are as follows. First, we wanted a company that was at an inflection point. Secondly, a company that had significant opportunity for organic growth, which we believe Rezolve indeed has. Thirdly, an organization that could produce a significant portion of their revenue in recurring revenue or SAS high margin type revenue. And then finally, a company with a very strong public ready management team, which also we believe Rezolve has. With that, I’ll turn it over to my colleague Doug Luria, who will take you through a transaction overview Thanks, Steve.

00:02:00:11 - 00:02:57:03

Douglas Lurio

If we turn our attention to the transaction highlights slide, you’ll see that we’re valuing Rezolve at a 1.8. 5 billion enterprise value. This represents 8.4 times expected revenues of Rezolve for 2022 or 3.8 multiple of expected revenues of Rezolve for 2023. These multiples represent a significant discount from the comparable companies. If we look at the bottom left-hand portion of the slide.

This shows the pro forma share ownership of the Rezolve Armada merger. And we think it’s important for you to note that all of the equity interests of the current Rezolve shareholders will be rolled over into the post transaction entity. That is to say that no shareholders of Rezolve will, as shareholders, be receiving any cash.

00:02:57:04 - 00:15:36:04

Dan Wagner

Rezolve is a mobile commerce and engagement platform built from the ground up to serve the needs of the mobile device.

I don’t believe that there has been an M commerce platform in the market to serve retailers and brands. M commerce today is just e-commerce packaged to fit a small screen. So, what Rezolve is done is it built a ground up platform designed specifically for the mobile phone. And you need to think about us in terms of Shopify or e commerce but designed specifically for the mobile device.

We solve multiple consumer engagement challenges for merchants, brands and manufacturers. And we have industry agreements with leading partners who have global reach and give us access to over 20 million merchants and over a billion consumers. And we have many more partners in the pipeline that can give us reach to even greater numbers of users and merchants. We’ve been very capital efficient in the lead up into our listing, and we expect to be capital efficient going forward.

And we expect that in 2022 we’re going to generate $219 million in revenue. Rezolve is a new kind of platform and designed, as I said before, from the ground up to achieve these objectives. It’s made up really of two pieces of code, a little bit of code that sits on the mobile phone that can be added to any app.

So, for example, it can be added to any retailer’s app or any food and beverage app or any sports brands app. And what that little bit of code does is it allows the phone to wake up to what we call triggers, triggers are things like geolocation zones or images or audio or Bluetooth transmitters or even new URL links that the user can tap on.

And what those triggers do on the on the phone, what our technology does is it consolidates those triggers and allows the merchant via a dashboard to create transactions on the back of them. So for example, if I’m seeing an ad in the street, I can pick my phone up and wave my phone over the ad and instantly transact with that advertiser.

Or another example might be that I’m in a bar or restaurant and I get a notification on my phone saying there are tickets available for the local show, which is only 100 yards away. And the performance starts in half an hour. That kind of immediacy and convenience around proximity is something that isn’t easily offered today. And we provide a platform that deals with all of that.

So many, many challenges for merchants, brands, manufacturers and so on with these triggers and the ultimate transactions that sit behind them. Our revenue model is based around activation of these triggers, which is the enabling of those triggers to become Rezolve enabled. So, for example, making a press ad or a TV commercial or a radio ad or a geolocation zone, active and ready.

There’s a nominal fee that we charge the merchant and then after a consumer interacts with one of those triggers, we take a fee. Typically, that’s 1% of transaction value or $0.40 for a CRM engagement like requesting a brochure or booking an appointment. And those revenues that we generate from merchants, we then share with our distribution partners because we don’t want to go and knock on the doors of every merchant on the planet.

And we don’t want to try to get our technology into every consumer’s phone. So by partnering with both consumer partners who bring us consumers and merchant partners that bring us merchant, we can get to those consumers and merchants much faster. And that’s been borne out by the fabulous growth we’ve seen in the first full year of trading. Rezolve provides value to merchants because over the last decade or so, merchants have been intermediated by third parties who provide a better user engagement with their customers.

I’ll give you two examples. For years and years, I lived in Manhattan, and I would order from my local delicatessen when I placed my order with them by picking up the phone to them, they would deliver pretty quickly, and I’d have a nice lunch. Today, I order from the same deli, but this time I use Uber Eats or DoorDash or some third-party application, and that application simply takes revenue from the delicatessen.

So, the delicatessen loses out because it’s still serving me the sandwich. I’m still the same customer, but this intermediary is coming in between us, and that intermediary is doing one thing, providing a better, more convenient service to the customer. So what Rezolve does it solves that problem providing tech to the delicatessen, for example, in this case to allow them to engage directly with their customers and that’s just one of the many examples where Rezolve provides a solution to an to a problem that exists today, Rezolve’s business model, drives adoption and scale we have a winner takes all strategy because they can be only one type of technology like this that that is permeates across everybody’s applications

So, for example, if I’m flipping through a magazine and I see an ad, I don’t want to have to determine which technology will engage with that ad. Rezolve is the internal inside of mobile engagement by creating a standard and all great standards in technology have created long lasting franchises. Wintel Partnership powered the PC industry. VHS powered the home recording industry.

And we believe that Rezolve is needed to power the transition from these intermediary activities in the market. To a sustainable long-term future for physical, retail, physical hospitality, so that the future in the high street really does exist. Rezolve has that vision and already has scale and traction through our partners and through our consumer engagement. We have a path to mass consumer adoption with over a billion consumers potentially able to use our technology right now.

And over time, we think that will grow significantly and we have an innovative go to market model by partnering with giants who can give us immediate access to brought to a large audience of merchants and consumers. And that will drive our business to scale. We are forecasting that we will have active over 17 million active users by the end of 2024.

And as of today, we’re expecting to go live in 2022 on over 100 million users’ phones in India alone. So, we think that these forecasts are reasonably conservative. In terms of merchant penetration, we think that we will have a million merchants using our platform by the end of 2024 and we’ve only just started getting going. Rezolve has a huge addressable market over 478 billion estimated addressable market through our Jia zones, through our Instant Act, which is the CRM know, booking appointments, requesting a brochure and so on, and Instant Buy which is the transactions.

We’ve been through a journey over the last five and a half years, working with major partners, doing pilots and testing our technology out in multiple different use cases. And that’s why when we started to go to market in, in earnest at the end of 2020 we saw immediate fast take up by merchants and consumers. Rezolve delivers instant salesware. As I’ve said before it is a comprehensive tech stack, a comprehensive commerce and engagement tech stack that allows merchants very easily to create engagements with consumers via their mobile phone.

Rezolve solves many consumer engagement challenges for retail brands, media, even banks and telcos. In retail we’ve seen the high street suffering and that’s really as a result of retailers being unable to drive traffic into their physical locations unless you happen to be walking by. Rezolve solves that problem through beacons, geo zones and image and audio watermarks by being able to engage with consumers when they are 100 or 200 yards away.

And that allows the retailer to bring people into their store, offering them promotions and among other things, daily household products. Many of these brands don’t have the ability to know who their customers are. They know they sell a lot of products through the major retail grocery chains or the major department stores, but they don’t know who ends up buying their product using Rezolve.

They can encourage consumers to interact with the packaging. When you’re sitting at your breakfast table, you can interact with your cornflakes, and by doing so, the cornflake manufacturer will learn about you will be able to offer you incentives will be able to encourage you to purchase them again. Media companies have been challenged, particularly in traditional media, where broadcast TV and advertising doesn’t provide digital data that you get when you’re transmitting advertising through digital platforms.

Rezolve solves that problem by making all analog and broadcast TV and radio interactive. And finally, telcos and banks who have their own objectives to try to drive adoption of their platforms, to maintain their position in the market can use Rezolve to help connect consumers with merchants can provide on carrier billing in the case of telcos and many other strategic objectives in addition to generating revenue alongside Rezolve. Rezolve goes to market on the back of our partners.

We believe that the best way to reach the consumer is the best way to reach merchants is via the companies that already have relationships with those consumers and merchants. So, for example, in China we’re partnered with China UnionPay. They are the state-owned enterprise that runs payments across the whole of China. They are introducing Rezolve to the merchant base in the physical high street.

Every week we’re adding new merchants to our platform through their introductions and their sales organization. In India, we have partnered with MobiKwik a large mobile payment wallet similar to PayPal in the United States, and they are updating their app in 2022 to include Rezolve technologies suddenly over 100 million Indian consumers will have Rezolve technology on their app without even knowing that it has been added.

And when they next engage with the merchant, or they next walk introduce, and they’ll get notifications and be able to transact as part of their experience with MobiKwik. This is how we reach the market through these partnerships. And as I mentioned before we have already secured over 20 million merchants as our market opportunity through these partners and over a billion consumers.

And we’re in negotiations with many other partners that we expect to sign over the coming years that will broaden that reach and opportunity significantly.

Rezolve is managed and operated by a team of highly qualified, deeply experienced executives. Many of these have been with me for over ten or 20 years, working with me in previous companies to build success in those markets before joining me at Rezolve.

We believe we have multiple avenues to sustain growth and momentum in our business, aside from the forecasts that we already have in market that show tremendous growth and potential, we believe there are new ways that we can drive revenue, for example, we can into new markets, and we are planning to enter new markets in Latin America, North America and other markets in Europe. But in addition to that, we can do all sorts of things. For example, introducing a crypto wallet conversion in app that allows a consumer to pay it till and use their Bitcoin. But we do the conversion in real time. Those could provide significant revenue potential opportunities for us, not that they’re there today, but they certainly have the potential to be exposed in the future.

Over the next three to four years, the revenue will start to diversify. At the moment, it’s a lot of our revenue is coming from geo zones because that’s a very important driver for physical locations and driving traffic into physical stores, which may have been impacted significantly for physical retailers as a result of COVID. Over time, we’ll see more transaction revenue forming part of that mix.

And in addition, we will see increased operating leverage as the business scales. When you look at the valuation benchmarking for Rezolve, as of today, we sit in the middle of adtech e-commerce and payments and against those peers in that market, we are significantly undervalued or discounted. And our view is that given that we’re just launching as a public company, this is an important way to provide investors who are coming into this listing with tremendous upside over the next couple of years as the business grows and scales. And that’s in everybody’s interest.

So, in summary, Rezolve solves numerous pain points. In a large global market. We have proprietary technology with which is a significant barrier to entry we have high quality launch partners who can bring us consumers and merchants quickly over the coming years, and we expect to sign many more. We have an experienced and visionary management team, and we have a large revenue and growth potential with forecast to over a billion in revenue in 2024 representing material year on year growth.

Thank you very much.